SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 12, 2016

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia		30350
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |	Written communications pursuant to Rule 425 under the Securities Act

| __ |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, Perma-Fix Environmental Services, Inc. (the “Company”) accepted the retirement of Mr. John Lash as Vice President and Chief Operating Officer (“COO”) of the Company, which will become effective September 30, 2016. Mr. Lash will remain an employee of the Company working on a part-time basis to assist with Company business matters from October 1, 2016, through December 31, 2016, at which time, Mr. Lash will retire from the Company. Mr. Lash’s retirement as COO of the Company was not due to a disagreement with the Company.

Upon Mr. Lash’s retirement as COO of the Company effective September 30, 2016, Mr. Mark Duff (age 53), Executive Vice President (“EVP”) of the Company, will assume the additional position of the Company’s COO, and continue his position as EVP of the Company. Mr. Duff was hired as an EVP of the Company effective June 13, 2016, to support and help accelerate anticipated revenue growth and profitability. Mr. Duff has 30 years of management and technical experience in the Department of Energy (“DOE”) and Department of Defense (“DOD”) environmental and construction markets as a corporate officer, senior project manager, co-founder of a consulting firm, and federal employee. During his work in government service, Mr. Duff was responsible for the successful completion of over 70 performance-based projects at the Paducah Gaseous Diffusion Plant (“PGDP”) in Paducah, KY. At the PGDP, he served as the Project Manager for the Paducah Remediation Contract which was a five-year project with a total value of $458 million. Prior to the PGDP project, Mr. Duff was a senior manager supporting Babcock and Wilcox (“B&W”) leading several programs that included building teams to solve complex technical problems. These programs included implementation of the American Recovery and Reinvestment Act (“ARRA”) at the DOE Y-12 facility with a $245 million budget for new cleanup projects completed over a two year period. During this period, Mr. Duff served as project manager leading a team of senior experts in support of Toshiba Corporation in Tokyo, Japan to integrate United States technology in the recovery of the Fukushima Daiichi Nuclear Reactor disaster. This project included arriving in Japan within three weeks after the earthquake to coordinate technologies associated with water treatment, radiation protection, and shielding. Prior to joining B&W, Mr. Duff served as the president of Safety and Ecology Corporation (“SEC”). As President of SEC, he helped grow the company from $50 million to $80 million in annual revenues with significant growth in infrastructure, marketing, and client diversification. Mr. Duff has an MBA from the University of Phoenix and received his B.S. from the University of Alabama.

As Executive Vice President, COO, of the Company, Mr. Duff will continue to receive his annual base salary of $267,000. There are no transactions involving Mr. Duff and the Company requiring to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2016.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:   /s/ Louis Centofanti

      Dr. Louis F. Centofanti,

      President and

      Chief Executive Officer

3